SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

April 11, 2008

(Date of Report)

AERO PERFORMANCE PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	00050127	98-0353403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10288 S. Jordan Gateway Suite F

South Jordan, Utah 84095

 (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 495-0882

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On April 11, 2008, the Company accepted the resignation from Shane Traveller as the Company’s Interim Chief Financial Officer. Effective on the same date to fill the vacancy created by Mr. Traveller’s resignation, the Company appointed Bryan Hunsaker, Chairman of the Board of Directors and Chief Executive Officer, as the Company’s Interim Chief Financial Officer. Mr. Traveller’s resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description	Location
99.1	Press Release Announcing the Resignation of Interim Chief Financial Officer	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2008

AERO PERFORMANCE PRODUCTS, INC. By: /s/ Bryan Hunsaker Bryan Hunsaker, Chief Executive Officer

EXHIBIT 99.1

Aero Performance Products, Inc. Announces Resignation of Interim CFO

Market Wire

Posted: 2008-04-11 18:00:06

SOUTH JORDAN, UT -- (MARKET WIRE) -- 04/11/08 -- Aero Performance Products, Inc. (PINKSHEETS: AERP), which operates Aero Exhaust, Inc., a world leader in performance exhaust airflow technology and NASCAR Performance Partner, today announced the resignation of Shane H. Traveller as interim chief financial officer of the company.

Detailed information regarding the resignation will be included in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission.

Aero's Chief Executive Officer Bryan Hunsaker will serve as interim chief financial officer until such time as the company appoints a permanent CFO.

"Due to an issue Mr. Traveller has related to another public company, he has chosen to resign, effective at the close of business today," commented Bryan Hunsaker, chief executive officer of Aero Performance Products, Inc. "Mr. Traveller felt the issue, while entirely unrelated to Aero, would hinder his ability to fully perform his duties with the company. We fully support his decision and wish him well in his future endeavors."

"Mr. Traveller's tenure as interim chief financial officer of Aero was always intended to be an interim solution until the company was able to locate a permanent CFO. The recent developments merely accelerated the timeline for finding a permanent replacement. We still anticipate filing our Q1 report on time and expect that it will not be affected by Mr. Traveller's resignation."

"We have been very busy lately tending to the activities of the company and look forward to communicating these accomplishments to our shareholders in the near future," Mr. Hunsaker added.

To sign up to receive information by email directly from whenever new press releases, investor newsletters, SEC filings, and other written material is issued, please visit http://www.aeroperformanceproducts.com.

About Aero Performance Products, Inc.

Aero Performance Products, Inc. ( www.aeroperformanceproducts.com ) operates Aero Exhaust, Inc., a world leader in performance exhaust airflow technology, manufacturing and distributing the most technologically advanced muffler on the market. Aero's product lines are built to the highest industry standards and offer the consumer a lifetime warranty. Aero Exhaust has been issued U.S. and Australian patents on its innovations and development in the exhaust industry, and its mufflers are available worldwide through major retailers, mass merchant centers, automotive aftermarket supply stores and wholesalers. Aero Exhaust mufflers are an exclusive National Association for Stock Car Auto Racing (NASCAR) Performance product and carry the prestigious NASCAR brand on product, packaging and related media. NASCAR legend Rusty Wallace is the official spokesperson for Aero Exhaust products. Additional information on Aero Exhaust's products, race team, and motorsports ventures can be found on its corporate website, www.aeroexhaust.com .

Safe Harbor Statement: The statements in this release that relate to future plans, expectations, events, performance and the like are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Actual results or events could differ materially from those described in the forward-looking statements due to a variety of factors, including the lack of funding, inability to complete required SEC filings, and others set forth in the Company's report on Form 10-K for fiscal year 2007 filed with the Securities and Exchange Commission.

CONTACT:
Gemini Financial Communications, Inc.
A. Beyer
951-677-8073